UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the securities exchange act of 1934

Date of Report (Date of earliest event reported: February 10, 2022

ARCHAEA ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39644	85-2867266
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4444 Westheimer Road, Suite G450
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(346) 708-8272
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	LFG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Departure; Executive Chairman Appointment

On February 10, 2022, Archaea Energy Inc. (the “Company”) announced that Eric Javidi is departing from his position as Chief Financial Officer of the Company, effective as of March 1, 2022 (the “Separation Date”). Mr. Javidi’s departure was not a result of any disagreements with the Company, the Company’s management or the Board of Directors (the “Board”) of the Company on any matter relating to the Company’s operations, policies, or practices.

The Board is conducting a search to identify a Chief Financial Officer candidate to serve as Mr. Javidi’s successor. In the interim, Daniel Rice, Chairman of the Board, has been named Executive Chair of the Board to provide oversight for the Company’s core financial functions. Mr. Rice will not receive any additional compensation for serving as Executive Chair. There are no arrangements or understandings between Mr. Rice and any other persons pursuant to which he was appointed as Executive Chair.

Chief Financial Officer Separation, Consulting and Release Agreement

In connection with Mr. Javidi’s departure, the Company and Mr. Javidi entered into a separation, consulting and release agreement (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Javidi will receive (i) a cash payment of $2,950,000, less applicable taxes and withholding, payable in a single lump sum; (ii) accelerated vesting of all outstanding unvested restricted stock unit awards under the Company’s 2021 omnibus incentive plan; and (iii) reimbursement of the cost of continued health coverage under the Company’s existing health plan under COBRA for a period of up to 12 months.

As consideration for the obligations of the Company under the Separation Agreement, Mr. Javidi agreed to a comprehensive release of claims in favor of the Company and its affiliates. Mr. Javidi also agreed to be bound by restrictive covenants concerning confidential information, non-disparagement and non-solicitation of customers, suppliers and employees.

Pursuant to the Separation Agreement, following the Separation Date, Mr. Javidi will provide certain consulting services as an independent contractor of the Company for up to 12 months following the Separation Date. Mr. Javidi will not receive any additional compensation for these consulting services.

The foregoing description of the Separation Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 10, 2022, the Company issued a press release announcing Mr. Javidi’s departure The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 in this report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. You should not assume that the information contained in this report or the accompanying Exhibits is accurate as of any date other than the date of each such document. Our business, financial condition, results of operations, prospects and assumptions that were utilized may have changed since those dates.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation, Consulting and Release Agreement, dated February 10, 2022.
99.1	Press Release, dated February 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2022

ARCHAEA ENERGY INC.

By:	/s/ Nick Stork
Name:	Nick Stork
Title:	Chief Executive Officer

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